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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-A


                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934


                           Speedway Motorsports, Inc.
             (Exact name of registrant as specified in its charter)


              Delaware                                 51-0363307
(State of incorporation or organization)   (I.R.S. Employer Identification No.)

       U.S. Highway 29 North
           P.O. Box 600
      Concord, North Carolina                          28026-0600
(Address of principal executive offices)               (zip code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box .

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box .

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                   Name of each exchange on which
        to be so registered                   each class is to be registered

        5 3/4% Convertible Subordinated        New York Stock Exchange, Inc.
        Debentures due 2003

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)


                               Page 1 of 3 Pages

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Item 1.   Description of  Registrant's  Securities to be  Registered.  A
          description of the Registrant's Debentures is set forth under the caption "Description of Debentures" in the Registrant's Prospectus dated November 13, 1996 (the "Prospectus"), which is incorporated herein by reference. The Prospectus forms a part of the Registrant's Amendment No. 1 to the Registration
          Statement  on  Form  S-3  (No.   333-13431)   filed  with  the
          Commission on November 13, 1996, amending the Registration Statement on Form S-3 originally filed on October 4, 1996 (as amended, the "Form S-3").

Item 2. Exhibits. Pursuant to Instruction I, the following exhibits will be filed with the New York Stock Exchange, Inc. and the Securities and Exchange Commission.

     1. Indenture dated as of September 1, 1996 between the Company and First Union National Bank of North Carolina, as Trustee (the "Indenture") (incorporated by reference to Exhibit 4.1 of the Form S-3).

     2.   Registration  Rights  Agreement  dated as of September 26,
          1996   among   the   Company   and  the   initial   purchasers
          (incorporated by reference to Exhibit 4.3 of the Form S-3).

     3. Purchase Agreement dated September 26, 1996 among the Company and the Initial Purchasers (incorporated by reference to Exhibit 99.1 of the Form S-3).

     4. Form of the Company's 5 3/4% Convertible Subordinated Debenture due 2003 (included in Indenture).


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:   November 13, 1996         SPEEDWAY MOTORSPORTS, INC.



                                   By: /s/ William R. Brooks
                                      -------------------------------------
                                        William R. Brooks
                                        Vice President, Treasurer and
                                        Chief Financial Officer



                               Page 3 of 3 pages